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                                                                     EXHIBIT 3.2



                                  Amended and
                                Restated Bylaws
                                       of
                          Kaiser Steel Resources, Inc.

                          Effective:  January 6, 2000


     These Amended and Restated Bylaws correctly set forth the bylaws, as amended, and supersede the existing bylaws of the Corporation and all amendments thereto, including, but not limited to, the Amended and Restated Bylaws effective March 22, 1989, and all amendments thereto.


                                   Article I

                                    Offices

     Section 1.1 Principal Office. The principal office for the transaction of the business of the Corporation shall be at, 3633 E. Inland Empire Boulevard, Suite 850, Ontario, California 91764. The Board of Directors is hereby granted full power and authority to change said principal office from one location to another.

     Section 1.2 Other Offices. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places within or without the State of Delaware.


                                   Article II

                            Meetings of Stockholders

     Section 2.1 Place of Meetings. All meetings of stockholders shall be held either at the principal office of the Corporation or at any other place designated by the Board of Directors.

     Section 2.2 Annual Meeting. The annual meeting of stockholders shall be held at such time and on such date as the Board of Directors shall determine. At the meeting, directors shall be elected, and any other proper business transacted.

     Section 2.3 Special Meetings. Special meetings of stockholders, for any purpose whatsoever, may be called at any time by the Chief Executive Officer, if any, or by the President if there is no Chief Executive Officer, or shall be called by the Secretary or any Assistant Secretary upon written request (stating the purpose for which the meeting is to be called) of a majority of the Board of Directors.

     Section 2.4 Notice of Meetings. Except as provided in Section 2.5 below, written notice (in the manner described in Section 5.2 below) of annual and special meetings shall be sent to each stockholder entitled thereto not less than ten (10) days nor more than sixty (60) days before the date of the meeting, whether annual or special, and shall specify the place, the day and the hour of such meeting, and the purpose or purposes of the meeting. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who at the time of the notice, the Board intends to present for election.

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     If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the stockholder on written demand of the stockholder at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of the notice.

     An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice.

     Section 2.5 Advance Notice Requirements for Stockholder Proposals and Director Nominations. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations for the election of directors or other business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, or for a stockholder to nominate candidates for election as directors at an annual or special meeting of the stockholders, the stockholder must have given timely notice thereof in writing and in proper form to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered, or mailed to and received at the principal executive offices of the Corporation: (y) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 60 days nor more than 90 days prior to such anniversary date; and (z) in the case of an annual meeting that is not called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of the stockholders called for the purpose of electing directors, not later than the close of business on the tenth day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. To be in proper form a stockholder's notice to the Secretary shall set forth as to each matter: (i) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors; and (v) if applicable, the consent of each nominee to serve as director of the Corporation if so elected. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting or special meeting called for the purpose of electing directors except in accordance with the procedures set forth in this Section 2.5. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that the nomination of any person or other business was not properly brought before the meeting and in accordance with the provisions of this Section 2.5, and if he or she should so

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determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted or the nomination of any person acknowledged.

     Section 2.6 Adjourned Meetings and Notice Thereof. Any stockholders' meeting, whether annual or special, and whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented at the meeting in person or by proxy, but in the absence of a quorum no other business may be transacted at any such meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

     When any stockholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

     Section 2.7 Voting. At all meetings of stockholders, every holder of stock entitled to vote shall have the right to one vote for each share of such stock outstanding in his name on the stock records of the Corporation. Such vote may be viva voce or by ballot. When a quorum is present, when an action, other
       ---- ----
than the election of directors, is to be taken by a vote of stockholders, it shall be authorized by a majority of the stockholders' voting power present in person or represented by proxy, unless a greater vote is required by the Certificate of Incorporation, these Bylaws or by law. Directors shall be elected by a plurality of the votes cast at any election. No stockholder will be permitted to cumulate votes at any election of directors.

     Section 2.8 Quorum. The presence in person or by proxy of the holders of a majority of the stock shall constitute a quorum for the transaction of business except as otherwise provided by law or the Certificate of Incorporation. The stockholders present at a duly called or held meeting at which a quorum is initially present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum; provided that any action taken is approved by at least a majority of the shares required to constitute a quorum. Regardless of whether a quorum is present, a stockholders' meeting may be adjourned as provided in Section 2.6 above.

     Section 2.9 Conduct of Business. The Chairman of the Board, or in the absence of the Chairman of the Board, the Vice Chairman of the Board or in the absence of the Vice Chairman of the Board, the President shall call the meeting of stockholders to order, and shall act as chairman of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and the conduct of business. The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders, but in the absence of the Secretary at any meeting of the stockholders, the presiding officer may appoint any person to act as secretary of the meeting.

     Section 2.10 Action Without Meeting. Any action, except election of directors, which under the provisions of the General Corporation Law of Delaware may be taken at a meeting of the stockholders, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power; provided, if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required.

     Section 2.11 Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such

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person or his duly authorized agent and filed with the Secretary of the
Corporation; provided that no such proxy shall be valid after the expiration of three (3) years from the date of its execution, unless the stockholder executing it specifies therein a longer period of time. A proxy shall be deemed executed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation.

     Section 2.12 List of Stockholders. The Secretary of the Corporation or other officer or agent who is in charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stock-holders entitled to vote at the meeting, or any adjournment of the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at the principal business office of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the stockholders entitled to vote in person or by proxy at any meeting of the stockholders and the number of shares held by each of them.

     Section 2.13 Questions Concerning Elections. The Board of Directors may, in advance of the meeting, or the presiding officer may, at the meeting, appoint one or more inspectors to act at a stockholders' meeting or any adjournment. If appointed, the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.

                                  Article III

                                   Directors

     Section 3.1 Powers. Subject to limitations of the Certificate of Incorporation, of the Bylaws, and the General Corporation Law of Delaware as to action to be authorized or approved by the stockholders, and subject to the duties of directors as prescribed by the Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

     First - To select and remove all the other officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Certificate of Incorporation or the Bylaws and fix their compensation.

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     Second - To conduct, manage and control the affairs and business of the
     Corporation, and to make such rules and regulations therefore not inconsistent with law, with the Certificate of Incorporation or the Bylaws, as they may deem best.

     Third - To fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of Delaware, as provided in
     Article I, Section 2, hereof; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

     Fourth - To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of cash, services rendered, personal property, real property, leases of real property, or a combination thereof.

     Fifth - To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefore, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefore.

     Sixth - To appoint one or more committees, each consisting of one or more Directors (including the appointment of one or more Directors as alternates) and to delegate to the executive committee and any other committee any of the powers and authority of the Board in the management of the business and affairs of the Corporation, including the authority to authorize the issuance of stock, except that no committee shall have the power to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all the Corporation's property and assets, recommend to the stockholders a dissolution, fill vacancies on the Board or revocation of a dissolution, nor amend the Bylaws of the Corporation. Any executive committee shall be composed of two or more directors. Each committee and its members shall serve at the pleasure of the Board of Directors, which may at any time change the members and powers of, or discharge the committee. Unless the Board by resolution designates the chairman of the committee, each committee shall elect its own chairman, which shall be a member of such committee. The Chief Executive Officer, if any, shall be an ex offio member of each committee.

     Section 3.2 Number and Qualification of Directors. The business of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three (3) nor more than eleven (11) directors, each of whom shall be at least 18 years of age, but who need not be shareholders nor residents of the State of Delaware. The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director in office.

     Section 3.3 Election and Term. Subject to the provisions of the Certificate of Incorporation, as amended, the directors shall be elected at each annual meeting of stockholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose and all directors shall hold office until their respective successors are elected and qualified.

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     Section 3.4  Resignation.  A Director may resign by written notice to the
Corporation or the Board of Directors. A director's resignation is effective upon its receipt or a later time set forth in the notice of resignation. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

     Section 3.5 Removal. One or more directors may be removed with cause by vote of the holders of a majority of the shares entitled to vote at an election of directors cast at a meeting of the stockholders called for that purpose.

     Section 3.6 Vacancies. Newly created directorships resulting from an increase in the number of directors, or vacancies occurring in the Board of Directors for any reason, may be filled by a vote of the majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

     Section 3.7 Place of Meeting. All meetings of the Board of Directors shall be held at the principal business office of the Corporation or at any other place designated at any time by resolution of the Board or by written consent of all members of the Board.

     Section 3.8 Regular Meetings. Regular meetings of the Board of Directors or any committee of the Board shall be held without notice at such places and times as the Board or committee determines at least thirty (30) days before the meeting.

     Section 3.9 Special Meetings. Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the Chief Executive Officer, if any, and if there is no Chief Executive Officer, the President or, if he or she is absent or unable or refuses to act, by two directors. Special meetings of Board committees may be called by the chairman of the committee or a majority of committee members pursuant to this Section 3.9.

     Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director, but the notice need not specify the business to be transacted at, nor the purpose of the meeting. Each Director shall receive two (2) days notice prior to the date of any special meeting if the notice is given by mail, or 24 hours notice of the special meeting if notice is given by any other means specified in Section 5.2. If notice of a special meeting is given by mail and it is given less than four (4) days prior to the date of the meeting, a confirming notice shall also be given by one of the other means allowed pursuant to Section 5.2.

     Section 3.10 Notice of Adjournment. Notice of the time and place of holding an adjourned meeting of a directors' meeting, either regular or special, shall be given absent directors in the manner specified in Section 3.9 or in any other manner constituting actual notice.

     Section 3.11 Quorum. At all meetings of the Board or a committee of the Board a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, except to fill vacancies in the Board of Directors as hereinbefore provided, and except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors or the committee, as applicable.

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     Section 3.12  Adjournment.  A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provide, however, that in the absence of a quorum a majority of the directors present at any directors' meeting, either regular or special, may adjourn from time to time.

     Section 3.13 Fees and Compensation. Directors shall receive such compensation for their services as directors as shall be determined from time to time by resolution of the Board of Directors. Any director who serves the Corporation in any other capacity as an officer, agent, employee or otherwise shall not receive compensation therefore unless otherwise specifically authorized by the Board of Directors.

     Section 3.14 Telephonic Participation. Members of the Board of Directors or any committee may participate in a Board or Board committee meeting by means of conference telephone or similar communication equipment through which all persons participating in the meeting can communicate with each other. Participation in a meeting pursuant to this Section 3.14 constitutes presence in person at such meeting.

     Section 3.15 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or the Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee. Such written consent shall be filed with the minutes of proceedings of the Board or committee.

     Section 3.16  Indemnification of Directors, Officers and Employees.

     (a) Indemnification in Action Other Than Action By or In the Right of the
         ---------------------------------------------------------------------
     Corporation.  The Corporation shall indemnify any person who was or is a
     ------------
     party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its
                                                ---- ----------
     equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

     (b) Indemnification in Action By or In the Right of the Corporation.  The
         ---------------------------------------------------------------
     Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another


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     corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) Indemnification in Action Where Successful.  Notwithstanding the other
         ------------------------------------------
     provisions of this Section 3.16, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) or (b) of this Section 14, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Any officer or director shall be entitled to retain legal counsel of his or her choosing for representation in any action subject to indemnification.

     (d) Indemnification in Specific Case.  Any indemnification under subsection
         --------------------------------
     (a) and (b) of this Section 3.16 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon receiving written notice of any claim, action, suit, or proceeding asserted against any officer or director which may be subject to this indemnification and a written request by such officer or director for indemnification and a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) or (b) of this Section
     3.16. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directors, by independent legal counsel in a written opinion, or (3) by the stockholders. The right to indemnification set forth herein shall be binding and shall inure to the benefit of each officer or director and his or her successors, estate, heirs, and legal representatives.

     (e) Advance of Expenses.  Expenses incurred in defending or investigating a
         -------------------
     threatened or pending action, suit or proceedings shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section 3.16, provided, however, if there is no actual or potential conflict of interest, the Company may select one legal counsel, reasonably acceptable to the director, officer, employee or agent for all directors, officers, employees, and/or agents similarly situated.

     (f) Indemnification Provisions in Bylaws Not Exclusive.  The
         --------------------------------------------------
     indemnification and advancement of expenses provisions of this Section 3.16 shall not be deemed exclusive of or limit in any way any other rights to which those seeking indemnification or

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     advancement of expenses may be entitled under any other provisions of the
     Bylaws, separate agreement, vote of stockholders or disinterested directors, by statute, common law, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and notwithstanding any other provision to the contrary in these Bylaws, the Corporation may enter into agreements with the directors, officers, employees, consultants and other agents of the Corporation which provide rights to indemnification and the advancement of expenses to such persons to the fullest extent now or hereafter permitted by applicable law.

     (g) Insurance.  The Board of Directors may authorize the Corporation to
         ---------
     purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Bylaws or the General Corporation Law of the State of Delaware.

     (h) Constituent Corporations.  For purposes of this Section 3.16,
         ------------------------
     references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 3.16 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) Good Faith Defined.  For purposes of this Section 3.16, a person shall
         ------------------
     be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation, or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise assuming he has no actual knowledge to the contrary that his reliance on the information provided to him by any of the sources set forth herein is erroneous. The term "another enterprise" as used in this Section
     3.16 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 3.16 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth herein.

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

     (j) Indemnification by the Court.  Notwithstanding any contrary
         ----------------------------
     determination in a specific case under this Section 3.16 and notwithstanding the absence of any determination hereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under this Section 3.16. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in the Section
     3.16.  Notice of any application for indemnification pursuant to this
     Section 3.16 shall be given to the Corporation promptly upon the filing of such application.

     (k) Continuance of Rights.  The indemnification and advancement of expenses
         ---------------------
     provided by or granted pursuant to these Bylaws shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons.

     (l) Severability.  In the event any sentence or paragraph of this Section
         ------------
     3.16 is declared by a court of competent jurisdiction to be void, such sentence or paragraph shall be deemed severed from the remainder of this
     Section 3.16 and the balance of the Section shall remain in effect.

     Section 3.17 Advisory Directors. The Board of Directors from time to time may elect one or more persons to be advisory directors who shall not by such appointment be members of the Board of Directors. Advisory directors shall be available from time to time to perform special assignments specified by the Chief Executive Officer, if any, or the President, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board of Directors. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title shall be held at the pleasure of the Board of Directors.


                                   Article IV

                                    Officers

     Section 4.1 Officers. The officers of the Corporation, who need not be directors, shall be a President, a Secretary, and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chief Executive Officer, one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers, and one or more other officers, as may be appointed in accordance with the provisions of Section 4.3. In addition, the Board of Directors may appoint a Chairman and Vice Chairman of the Board. One person may hold two or more offices.

     Section 4.2 Election. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.3 or
Section 4.6, shall be chosen by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

     Section 4.3 Subordinate Officers. The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

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

     Section 4.4 Removal. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by an officer upon whom such power of removal may be conferred by the Board of Directors. The removal of an officer shall be without prejudice to his or her contractual rights, if any.

     Section 4.5 Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.6 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

     Section 4.7 Chairman and Vice Chairman of the Board. The Chairman of the Board, if such office is filled, shall be a Director and shall preside at all stockholders' and Board of Directors' meetings. The Board of Directors may also appoint a Vice Chairman of the Board of Directors who shall perform the duties of the Chairman of the Board in the absence of the Chairman of the Board of Directors.

     Section 4.8 Chief Executive Officer. The Chief Executive Officer, if any, or the President, as designated by the Board, shall be the chief executive officer of the Corporation and shall have the general powers of supervision and management of the business and affairs of the Corporation usually vested in the chief executive officer of a corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In addition, the Chief Executive Officer shall carry out such duties and responsibilities as may be assigned to him from time to time by the Board of Directors. If no designation of chief executive officer is made, the President shall be the chief executive officer. The Chief Executive Officer may delegate to the other officers such of his or her authority and duties at such time and in such manner as he or she deems advisable.

     Section 4.9 President. The President shall be the chief operating officer of the Corporation and shall, subject to the supervision and control of the Board of Directors and the Chief Executive Officer, if such position is filled, have general supervision, direction and control of the operating affairs of the Corporation. The President shall have such other powers and duties as shall be prescribed by the Board of Directors, the Chief Executive Officer, if any, or the Bylaws. The President may delegate to the officers of the Corporation other than the Chairman of the Board or the Chief Executive Officer, if any, such of his or her authority and duties at such time and in such manner as he or she deems appropriate.

     Section 4.10 Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank (executive, senior) as fixed by the Board of Directors or, if not ranked, the Vice Presidents designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, the Chief Executive Officer, if any, the President, or the Bylaws.

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

     Section 4.11 Secretary. The Secretary shall keep, or cause to be kept, a book of minutes at the principal business office or such other place as the Board of Directors may order, of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the office of the Corporation or at the principal business office of the Corporation's transfer agent, if a transfer agent shall be appointed, a stock ledger, or a duplicate stock ledger, showing the names of the stockholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall cause to be kept at the principal business office of the Corporation a copy of its Certificate of Incorporation, a copy of its Bylaws and all amendments thereto, and a statement setting out the name of the custodian of such stock ledger or duplicate stock ledger and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept.

     The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

     Section 4.12 Chief Financial Officer. The Chief Financial Officer shall also be the treasurer of the Corporation, and he or she shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from reduction of capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any director.

     The Chief Financial Officer shall deposit, or cause to be deposited, all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.


                                   Article V

                                 Miscellaneous

     Section 5.1 Record Date and Closing of Transfer Books. The Board of Directors may fix a time in the future as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise right in respect of any other lawful action. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any

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

shares on the books of the Corporation after the record date, except as otherwise provided in the Certificate of Incorporation or by agreement or in the General Corporation Law of Delaware. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, however, the Board may fix a new record date for the adjourned meeting. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of a share for all purposes, including notices, voting, consents, dividends and distributions, and shall not be bound to recognize any other person's equitable or other claim to interest in such share, regardless of whether it has actual or constructive notice of such claim or interest.

     Section 5.2 Delivery of Notices. All written notices to stockholders, directors and Board committee members shall be given personally or by mail (registered, certified or other first class mail, with postage pre-paid), addressed to such person at the address designated by him or her for that purpose or, if none is designated, at his or her last known address. Written notices to Directors or Board committee members may also be delivered at his or her office on the Corporation's premises, if any, or by overnight carrier, telegram, telex, telecopy, radiogram, cablegram, facsimile, computer transmission or similar form of communication, addressed to the address referred to in the preceding sentence. Notices given pursuant to this Section 5.2 shall be deemed to be given when dispatched, or, if mailed, when deposited in a post office or official depository under the exclusive care and custody of the United States postal service. Notices given by overnight carrier shall be deemed "dispatched" at 9:00 a.m. on the day the overnight carrier is reasonably requested to deliver the notice. The Corporation shall have no duty to change the written address of any director, Board committee member or stockholder unless the Secretary receives written notice of such address change.

     Section 5.3 Waiver of Notice. Whenever notice is required to be given under the Certificate of Incorporation, these Bylaws or applicable law, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 5.4 Checks, Drafts, Evidences of Indebtedness. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors or by a Committee of the Board if so authorized.

     Section 5.5 Contracts, How Executed. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; provided, however, unless the Board of Directors otherwise directs by resolution, the Chief Executive Officer, if any, and the President, and any Vice President, shall have the authority normally incident to their respective office, to execute and deliver contracts on behalf of the Corporation in the ordinary course of business. The Board of Directors may ratify or confirm the execution of any contract or instrument.

     Section 5.6 Certificates of Stock. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each stockholder when any such shares are fully paid up. All such certificates shall be signed by the Chairman of the Board or a Vice Chairman of the Board, or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an

Assistant Secretary. Any or all of such signatures may be a facsimile. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers, before issuance.

     Section 5.7 Representation of Shares of Other Corporations. The Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Secretary or Assistant Secretary of this corporation, or any other person authorized by the Board of Directors or the resident or a Vice President, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

     Section 5.8 Certification and Inspection of Bylaws. The original or a copy of these bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the Corporation's principal executive office and shall be open to inspection by the stockholders of the Corporation, at all reasonable times during office hours.

     Section. 5.9   Construction; Definitions.  Unless the context requires
otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality or this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.


                                   Article VI

                                   Amendments

     Section 6.1. Amendment or Alteration. Subject to the provisions of the Certificate of Incorporation, as amended, these Bylaws may be made, adopted, amended, altered or repealed by vote of the holders of a majority of the outstanding shares of Common Stock or, subject to such right of the holders of Common Stock, by the Board of Directors.

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